Exhibit 10.39

SECOND AMENDMENT
OF ESI 401(k) PLAN

This Second Amendment of ESI 401(k) Plan is adopted by ITT Educational Services, Inc.

Background

A.            Effective May 16, 1998, ITT Educational Services, Inc. (“Employer”) amended and completely restated the ESI 401(k) Plan (“Plan”).

B.            The Plan has been amended by a First Amendment.

C.            The Employer wishes to amend the Plan further.

Amendment

Effective January 1, 2003, the Plan is amended to add a new Article Nineteen to read as follows:

ARTICLE NINETEEN
MINIMUM DISTRIBUTION REQUIREMENTS

19.1        General Rules.

(a)           Effective Date.  The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)           Precedence.  The requirements of this Article will take precedence over any inconsistent provision of the Plan.  For required minimum distributions made for calendars years beginning with the 2003 calendar year, the requirements of this Article will replace the rules described in Section 11.1(f).

(c)           Requirements of Treasury Regulations Incorporated.  All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

19.2        Time and Manner of Distribution.

(a)           Required Beginning Date.  The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.

(b)           Death of Member Before Distributions Begin.  Unless the Member or Beneficiary elects to apply the Five-Year Rule as provided in Section 19.5, if the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)            If the Member’s surviving spouse is the Member’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70½, if later.

(ii)           If the Member’s surviving spouse is not the Member’s sole designated Beneficiary, then distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(iii)          If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iv)          If the Member’s surviving spouse is the Member’s sole designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this paragraph (b), other than paragraph (b)(i), will apply as if the surviving spouse were the Member.

For purposes of this Section 19.2(b) and Section 19.4, unless Section  19.2(b)(iv) applies, distributions are considered to begin on the Member’s required beginning date.  If Section 19.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 19.2(b)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 19.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Forms of Distribution.  Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 19.3 and 19.4.  If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

19.3        Required Minimum Distributions During Member’s Lifetime.

(a)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)            The quotient obtained by dividing the Member’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(ii)           If the Member’s sole designated Beneficiary for the distribution calendar year is the Member’s spouse, the quotient obtained by dividing the Member’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the distribution calendar year.

(b)           Lifetime Required Minimum Distributions Continue Through Year of Member’s Death.  Required minimum distributions will be determined under this Section 19.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

19.4        Required Minimum Distributions After Member’s Death.

(a)           Death On or After Date Distributions Begin.

(i)            Member Survived by Designated Beneficiary.  If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated Beneficiary, determined as follows:

(1)                                  The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)                                  If the Member’s surviving spouse is the Member’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)                                  If the Member’s surviving spouse is not the Member’s sole designated Beneficiary, the Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(ii)           No Designated Beneficiary.  If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(b)           Death Before Date Distributions Begin.  Unless the Member or Beneficiary elects to apply the Five-Year Rule as provided in Section 19.5, if the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)            Member Survived by Designated Beneficiary.  If the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the remaining life expectancy of the Member’s designated Beneficiary, determined as provided in paragraph (a).

(ii)           No Designated Beneficiary.  If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iii)          Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 19.2(b)(i), this paragraph (b) will apply as if the surviving spouse were the Member.

19.5        Election to Use Five-Year Rule.

A Member or Beneficiary may elect to apply the Five-Year Rule or the life expectancy rule of Sections 19.2(b) or 19.4(b).  The Member’s or Beneficiary’s election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 19.2(b), or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, surviving spouse’s) death.

19.6        Definitions.

(a)           Designated Beneficiary.  A “designated Beneficiary” is an individual who is designated as the Beneficiary under Section 2.9 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulation 1.401(a)(9)-1, Q&A-4.

(b)           Distribution Calendar Year.  A “distribution calendar year” is the calendar year for which a minimum distribution is required.  For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date.  For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 19.2(b).  The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)           Five-Year Rule.  The “Five-Year Rule” requires that a Member’s entire interest be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(d)           Life Expectancy.  “Life expectancy” is the life expectancy computed by use of the Single Life Table in Treasury Regulation 1.401(a)(9)-9.

(e)           Member.  For purposes of Article 19 of the Plan, the term “Member” includes any Member and, where applicable, any Deferred Member.

(f)            Member’s Account Balance.  A Member’s “Account balance” is the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(g)           Required Beginning Date.  “Required beginning date” is the first day of April following the calendar year in which occurs the later of (i) the date the Member attains age 70½, or (ii) the date the Member terminates employment.

This Second Amendment of ESI 401(k) Plan is executed on behalf of ITT Educational Services, Inc. by its duly authorized officer this 15 day of December, 2003.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Nina F. Esbin
(Signature)
Nina Esbin
(Printed)
VP, Human Resources
(Title)

ATTEST:

/s/ Jenny Yonce
(Signature)
Jenny Yonce
(Printed)
Mgr, Benefits & HRIS
(Title)